                                      SUBLEASE

          THIS AGREEMENT OF SUBLEASE made as of the 9TH day of December    ,
1999 by and between LANIER WORLDWIDE, INC. (hereinafter referred to as day of or Sublessor) and ZAP ME! CORPORATION (hereinafter referred to as Sublessee)

                                     WITNESSETH

          WHEREAS, Sublessor is the Lessee of the Premises as hereinafter described under that certain agreement of Lease dated AUGUST 31, 1992, as amended by and between ALEXANDER PROPERTIES COMPANY as Landlord (hereinafter referred to as the "Master Lessor") LANIER WORLDWIDE, INC. as Tenant (which Lease as amended is hereinafter referred to as the "Master Lease") which Lease concerns 5,822 rentable square feet of space in a Building known as BISHOP RANCH 8, 3000 EXECUTIVE PARKWAY, SUITE 240, San Ramon, California 94583 ("Premises"); and,

          WHEREAS, Sublessee desires to sublease the Premises from Sublessor, and Sublessor desires to sublease the Premises to Sublessee.

          NOW THEREFORE, in consideration of the rents and covenants hereinafter set forth to be paid and performed by Sublessee, Sublessor does hereby lease and let unto Sublessee, and the Sublessee does hereby lease and take from Sublessor upon the terms and conditions hereinafter set forth the following:

          5,822 CONTIGUOUS RENTABLE square feet located on the SECOND (2ND) floor of the Premises as shown on the sketch attached hereto as Exhibit A hereinafter described as the "Subleased Premises."


          1. RELATIONSHIP TO MASTER LEASE. The Sublease and all its terms, covenants and provisions are and each of them is subordinate to (i) the Master Lease (a copy of which is attached hereto as Exhibit B and made a part hereof by reference) under which Sublessor is granted a leasehold interest in the Subleased Premises; (ii) the rights as contained in the Master Lease of the owner or owners of the Premises and/or the land and Building of which the Subleased Premises are a part; (iii) the rights of Master Lessor as contained in the Master Lease; and (iv) to any and all mortgages or encumbrances now or hereafter affecting the Subleased Premises to which the Master Lease would be subordinated. Sublessee expressly agrees that if Sublessor's tenancy or right to possession of the Premises (including the Subleased Premises) shall terminate by expiration of the Master Lease or any other cause not due to the fault of Sublessor, this Sublease shall thereupon immediately cease and terminate and Sublessee shall give immediate possession to Sublessor.

          2. PERFORMANCE OF MASTER LEASE TERMS. With respect to the Subleased Premises, Sublessee shall receive all benefits which accrue to Sublessor under the Master Lease. Sublessee hereby covenants and agrees to assume during the term of this Sublease the obligation for performance of the responsibilities, covenants, conditions and stipulations of Sublessor contained in the Master Lease, except for those contained in Section 3 and 5, of the Master Lease, which are modified in this Sublease. Sublessee hereby agrees to indemnify and hold harmless Sublessor from and against any loss, claim, damage, expense or injury including reasonable attorneys' fees) which Sublessor may incur as a result of Sublessee's failure to perform such obligations on behalf of Sublessor. Sublessor covenants and agrees that (i) if and so long as the

Sublessee pays the base rent and additional rent specified in this Sublease and fully, faithfully and punctually observes the covenants and conditions hereof, Sublessee shall during the term of this Sublease (and any extensions) quietly enjoy the Subleased Premises, subject, however, to the earlier termination of the Master Lease; and (ii) Sublessor shall not do anything which would cause the Master Lease to be canceled, terminated or forfeited.

          3. TERM. The term of this Sublease shall commence on February 1, 2000 ("Commencement Date") and expire on OCTOBER 31, 2002. The Commencement Date shall be a firm date.

          4. RENT AND SECURITY DEPOSIT. During the term of this Sublease, Sublessee covenants to pay monthly base rent ("Base Rent") for the Subleased Premises at the rate of $1.95 per rentable square foot, payable in monthly payments of ELEVEN THOUSAND THREE HUNDRED FIFTY-TWO AND 90/100 DOLLARS ($11,352.90). In addition, Sublessee shall deposit with Sublessor a security deposit of ELEVEN THOUSAND THREE HUNDRED FIFTY-TWO AND 90/100 DOLLARS ($11,352,90), which shall be refunded at the end of the Sublease term less any sums owed to Sublessor.

          4.(A)     OPERATING EXPENSE STOP.  Sublessor shall be solely
responsible to pay Master Lessor all Building Operating Costs as defined by and provided in the Master Lease incurred by Master Lessor for the calendar year 2000 ("Sublessee's Base Year"). In the event the Building Operating Costs incurred by Master Lessor during any calendar year following Sublessee's Base Year shall exceed those incurred during Sublessee's Base Year, Sublessee shall pay as additional rent the amount of such excess, as provided by Section 5 of the Master Lease."

          Concurrently with Sublessee's execution of this Sublease, Sublessee shall pay to Sublessor the sum of ELEVEN THOUSAND THREE HUNDRED FIFTY-TWO AND 90/100 DOLLARS ($11,352.90) as rent for the 1ST month of this Sublease and the additional sum of $Eleven Thousand Three Hundred Fifty-Two and 90/100 Dollars ($11,352.90) as the non interest bearing security deposit for performance under this Lease.

          Base Rent is due and payable on the first day of each month in advance to Sublessor at LANIER WORLDWIDE, INC., 2300 PARKLANE DRIVE, N.E., ATLANTA, GEORGIA 30345, ATTN: REAL ESTATE DEPARTMENT. If the Commencement Date is a date other than the first of the month, Base Rent shall be prorated.

          5. USE. Sublessee shall use the Subleased Premises for general office purposes.

          6. WORK OF IMPROVEMENT. The Subleased Premises shall be turned over in "as is" "broom swept" condition. Sublessor shall assign to Sublessee Sublessor's unused Tenant Improvement Allowance of THIRTY-SIX THOUSAND SEVEN HUNDRED FIFTEEN AND NO/100 DOLLARS ($36,715.00). Sublessee shall work with Sunset Development and Interform to plan and construct tenant improvements.

          7. INSURANCE AND INDEMNIFICATION. At all times during the term of this Sublease, Sublessee shall keep in effect (i) a policy of Comprehensive General Liability insurance with a reputable company in amounts not less than $1,000,000 combined single limit and $500,000 property damage or in such greater amounts deemed reasonably appropriate by Sublessor or Master Lessor with due regard given to Sublessee's use of the Subleased Premises, which policy shall name Sublessor and Master Lessor as additional insureds; (ii) a policy of Worker's Compensation insurance in at least the statutory amounts covering Sublessee's employees using the Subleased Premises; and (iii) insurance covering loss to Sublessee's personal property located on the Subleased Premises by fire or other casualty. All policies of insurance shall be issued by a company licensed to do business in the State of California and reasonably approved by Sublessor. Within five (5) days after full execution hereof, Sublessee shall provide Sublessor and Master Lessor with a certificate evidencing such insurance coverage.

          8. SURRENDER. At the expiration or earlier termination of this Sublease, Sublessee shall surrender the Subleased Premises to Sublessor in broom clean condition in the same condition as on the Commencement Date, except for ordinary wear and tear, damage by fire, earthquake, act of God, or the elements, and not caused by the wrongful act or omission of Sublessee or Sublessee's agents.

          9. ASSIGNMENT AND SUBLETTING. Sublessee may not sublet all or any portion of the Subleased Premises without the prior written consent of Sublessor, which consent shall not be unreasonably withheld. No subletting by the Sublessee shall relieve Sublessee of its liability hereunder. Notwithstanding anything herein to the contrary the Sublessor may, without requiring Sublessee's consent, but with notice to the Sublessee, assign this Sublease to any business entity that controls, is controlled by or is under common control with or which acquires all or substantially all of the voting stock or assets of Sublessor.

          10. DEFAULT. If Sublessee shall default in the payment of Base Rent or additional rent hereunder and such default shall continue for fifteen (15) days after written notice from Sublessor, Sublessor may (i) exercise any of the rights reserved to the Master Lessor pursuant to the Master Lease.

          11. ACCESS. Sublessor shall be permitted access to the Subleased Premises at all reasonable times upon reasonable advance notice, or at any time in case of emergency, to inspect the Subleased Premises, subject to Sublessee's reasonable security requirements. Master Lessor shall be permitted access to the Subleased Premises.

          12. NOTICE. Any notice required or permitted to be sent pursuant to this Agreement shall be in writing sent certified mail, return receipt requested, effective upon receipt, postage prepaid to the parties at the following addresses or to such other addresses as they shall from time to time indicate by written notice pursuant to this Section:

SUBLESSOR:                        SUBLESSEE:

Lanier Worldwide, Inc.            Zap Me! Corporation
-------------------------------   --------------------------------------
2300 Parklane Drive, NE           3000 Executive Parkway, Suite 150
-------------------------------   --------------------------------------
Atlanta, GA  30345                San Ramon, CA  94503
-------------------------------   --------------------------------------
ATTN:  Real Estate Department
-------------------------------

          13. SUBLESSOR RELEASED FROM LIABILITY IN CERTAIN EVENTS. Except to the extent caused by the negligent or otherwise wrongful acts or omissions of Sublessor or Master Lessor, its agents or employees, Sublessor shall not be responsible, at any time or in any event, for any latent defects, deterioration or change in the condition of the Subleased Premises except for circumstances existing prior to the date hereof caused by or attributable to the use of the Subleased Premises by Sublessor and/or any other party using the Subleased Premises of which the Sublessor had knowledge prior to the date hereof. Except to the extent caused by the negligent or otherwise wrongful acts or omissions of Sublessor, its agents or employees, Sublessor shall also not be responsible for any damage to Sublessee's property or for injury to persons, whether caused by riot or civil commotion, fire or earthquake damage, or overflow or leakage upon or into the Subleased Premises, of water, steam, gas or electricity, or by any breakage in pipes or plumbing, or breakage, leakage or obstruction of sewer pipes or other damage occasioned by water being upon or coming through the roof, skylight, trapdoors, walls, basement or otherwise, nor for failure of the heating (Steam) plant, nor for loss of property by theft or otherwise, nor for any damage arising from any act or neglect of any co-tenant or other occupant of the Premises, or for that of any owner or occupants of adjoining or contiguous property. Notwithstanding the above, at Sublessee's written request, Sublessor shall, at Sublessor's expense, take whatever action as is reasonable and necessary to enforce the rights and benefits accruing to the Sublessee by virtue of the Master Lease and this Sublease.

          14. CONSENT OF MASTER LESSOR. This Sublease and any extension of the term hereof is expressly conditioned on and subject to the prior consent of the Master Lessor, which consent has been obtained by Sublessor. This Sublease is presented for examination only and is valid only if signed by both parties. Unsigned it represents neither a reservation of a sublease or an agreement to sublease by either party.

          15. ALTERATIONS. Sublessee may make no alterations, additions or improvements to the Subleased Premises without the prior written approval of Master Lessor, which approval shall not be unreasonably withheld or delayed. Such alterations or improvements as are approved shall be made at Sublessee's sole expense, except for the $36,715.00 of unused Tenant Improvement Allowance assigned to Sublessee by this Sublease, and shall be made by contractractors approved by the Master Lessor, whose consent shall not be unreasonably withheld or delayed.

          16. CONSENT OF SUBLESSOR. In all provisions requiring the approval or consent of Sublessor in accordance with the Master Lease, Sublessor shall promptly forward to Master Lessor such requests as Sublessee may submit for approval and/or consent from Master Lessor. If Master Lessor shall grant its approval or consent, Sublessor shall be deemed to have also granted such approval or consent without any further action on the part of the Sublessor or Sublessee as long as the matter in question does not expand any liability of the Sublessor under the Master Lease or provided that Sublessee shall separately agree in writing to indemnify Sublessor from and against any such additional liability.

          17. ENTIRE AGREEMENT. This Sublease (including the provision of the Master Lease incorporated herein by reference) contains the entire agreement between the parties concerning the Subleased Premises and any agreement hereafter made shall be ineffective to change, modify or discharge this Sublease in whole or in part unless such agreement is in writing and signed by the parties hereto.

          18. SUBLESSOR'S REPRESENTATIONS AND WARRANTIES. Sublessor represents and warrants that (i) the Master Lease is in full force and effect and not modified or amended except as set forth in the copies attached hereto; and (ii) Sublessor is not in default of any of its obligations under the Master Lease and has received no notice asserting that it is in default of any of its obligations under the Master Lease.

          19.  MISCELLANEOUS  -

               a. If any term, covenant or condition of this Sublease or the application thereof to any circumstance or to any person, corporation or other entity shall be invalid or unenforceable to any extent, the remaining terms, covenants and conditions of this Sublease shall not be affected thereby and shall be valid and enforceable to the fullest extent permitted by law.

               b. The paragraph headings contained in the Sublease have been included for convenience only and shall not be used in the construction or interpretation of the Sublease.

               c. This Sublease shall be governed by and construed in accordance with the laws of the State of California.

          20. SUCCESSORS AND ASSIGNS. This Sublease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

          21. HAZARDOUS MATERIALS. Sublessee shall not (either with or without negligence) cause or permit the escape, disposal or release of any biologically or chemically active or other hazardous substances or materials. Sublessee shall not allow the storage or use of such substances or materials in any manner not sanctioned by law or by the highest standards prevailing in the industry for the storage and use of such substances or materials, nor allow to be brought into the Project any such materials or substances except to use in the ordinary course of Sublessee's business, and then only after written notice is given to Landlord of the identity of such substances or materials. Without limitation, hazardous substances and materials shall include those described in the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq., any applicable state or local laws and the regulations adopted under these acts. If any lender or governmental agency shall ever require testing to ascertain whether or not there has been any release of hazardous materials, then the reasonable costs thereof shall be reimbursed by Sublessee to Landlord upon demand as additional charges if such requirement applies to the Sublessee's use of the Premises. In addition, Sublessee shall execute affidavits, representations and the like from time to time at Landlord's request concerning Sublessee's best knowledge and belief regarding the presence of hazardous substances or materials on the Premises. In all events, Sublessee shall indemnify Landlord in the manner elsewhere provided in this Lease from any release of hazardous materials on the Premises occurring while Sublessee is in possession, or elsewhere if caused by Sublessee or persons acting under Sublessee. The within covenants shall survive the expiration or earlier termination of the lease term.

          22. FORCE MAJEURE. Neither party shall be responsible or liable for delays or failures of performance under this Sublease caused by events or circumstances beyond a party's control which may not be overcome by due diligence.

IN WITNESS WHEREOF, Sublessor and Sublessee have duly executed this Agreement of Sublease on the day and year first-above written.

DATED:

SUBLESSOR:  LANIER WORLDWIDE INC.     SUBLESSEE:  ZAP ME! CORPORATION

BY:______________________________     BY:_____________________________

ADDRESS: Lanier Worldwide Inc.        ADDRESS: Zap Me! Corporation
         2300 Parklane Drive, N.E.             3000 Executive Parkway, Ste. 150
         Atlanta, GA  30345                    San Ramon, CA  94583
         ATTN:  Real Estate Department

This Sublease has been prepared for submission to your attorney who will review the document and assist you to determine whether your legal rights are adequately protected. TRITON COMMERCIAL REAL ESTATE, INC. AND COLLIERS INTERNATIONAL or its agents is not authorized to give legal or tax advice; no representation or recommendation is made by TRITON COMMERCIAL REAL ESTATE, INC., and COLLIERS INTERNATIONAL or its agents or employees as to the legal sufficiency, legal effect or tax consequences of this document or any transaction relating thereto. These are questions for your attorney, with whom you should consult before signing this document.

                                     EXHIBIT "A"

                                 [LETTERHEAD]


January 4, 2000

Mr. Richard W. Stowe

Manager, Corporate Real Estate
Lanier Worldwide, Inc.
2300 Parklake Drive, N.E.
Atlanta, Georgia 30345-2979

Re:  Landlord's Consent to Sublease
     Sublease by and between
     Lanier Worldwide, Inc. (Sublessor)
     ZapMe! Corporation (Sublessee)
     For the Premises located in:
     3000 Executive Parkway, Suite 240
     San Ramon, CA 94583

Dear Richard:

Pursuant to Section 15 ASSIGNMENT AND SUBLETTING, of that certain Lease dated August 31, 1992 by and between Alexander Properties Company, a California partnership, as Landlord, and Lanier Worldwide, Inc., as Tenant, and as amended by its First Lease Addendum dated July 26, 1993, and Second Lease Addendum dated August 12, 1997, Landlord hereby consents to the above referenced Sublease with the express understanding that Subsection 15.3 NO RELEASE OF TENANT, shall remain in full force and effect, and that the Master Lease is the governing document.

It is also expressly understood and agreed that the Subtenant, ZapMe! Corporation, shall have no rights to undertake any alterations, additions, or work in the subleased premises without the prior written consent of Sublessor and Landlord, and that all of the stipulations pertaining to services an utilities, maintenance and repairs, and alterations and additions as defined in the Master Lease apply to the Subtenant.

Should you have any questions, please feel free to call.

Sincerely,

[signature]

Edward Hagopian
Senior Vice President

EH: dv/b/f
Enclosures

cc:      Mike Copeland, Colliers Parrish International
         Rolf Jourgensen, Sunset Development Company
         Andrea Kirkpatrick, Sunset Development Company

                                    EXHIBIT "B"

                               LANIER WORLDWIDE, INC.

                         BUILDING LEASE - TABLE OF CONTENTS

DESCRIPTION                                                                    PAGE
1.   Premises. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

2.   Term. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

3.   Rent. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2

4.   Security Deposit. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3

5.   Tax and Building Operating Cost Increases . . . . . . . . . . . . . . . .  3

6.   Use . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6

7.   Service and Utilities . . . . . . . . . . . . . . . . . . . . . . . . . .  7

8.   Maintenance and Repairs; Alterations and Additions. . . . . . . . . . . .  9

9.   Entry by Landlord . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

10.  Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

11.  Indemnity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

12.  Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

13.  Damage or Destruction . . . . . . . . . . . . . . . . . . . . . . . . . .  14

14.  Condemnation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

15.  Assignment and Subletting . . . . . . . . . . . . . . . . . . . . . . . .  16

16.  Subordination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

17.  Default; Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

18.  Parking . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

19.  Relocation of Premises. . . . . . . . . . . . . . . . . . . . . . . . . .  22

20.  Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

     Signature Page  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30

     Exhibits. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

                             BISHOP RANCH BUSINESS PARK

                                   BUILDING LEASE

       This Lease is made and entered into this 31st day of August, 1992, by and between ALEXANDER PROPERTIES COMPANY, a California partnership, (hereinafter "Landlord") and LANIER WORLDWIDE, INC. (hereinafter "Tenant"). For and in consideration of the rental and of the covenants and agreements hereinafter set forth to be kept and performed by Tenant, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises herein described for the term, at the rental and subject to and upon all of the terms, covenants and agreements hereinafter set forth.

       1.     PREMISES

              1.1 DESCRIPTION. Landlord hereby leases to Tenant and Tenant hereby rents from Landlord the Premises (hereinafter "Premises") crosshatched on Exhibit A containing 4,913 square feet known as Suite 240, located on the Second floor of 3000 Executive Parkway, Building Q (hereinafter "Building"), located at San Ramon, California 94583.

              1.2 WORK OF IMPROVEMENT. The obligation of Landlord and Tenant to perform the work and supply the necessary materials and labor to prepare the Premises for occupancy are set forth in detail in Exhibit B and Exhibit C. Landlord and Tenant shall expend all funds and do all acts required of them in Exhibit B and Exhibit C and shall have the work performed promptly and diligently in a first class workmanlike manner. Landlord shall pay the cost of the work as shown on the attached plan (Exhibit C) dated June 26, 1992 and as revised July 13, 1992. Any changes to the plan which affect the cost shall be paid for by Tenant promptly after billing is rendered.

       2.     TERM

              2.1 TERM. The term of this Lease shall be for Five (5) years, commencing November 1, 1992, and ending October 31, 1997, unless sooner terminated pursuant to this Lease.

              2.2 DELAY IN COMMENCEMENT. Tenant agrees that in the event of the inability of Landlord for any reason to deliver possession of the Premises to Tenant on the commencement date set forth in Paragraph 2.1, Landlord shall not be liable for any damage thereby nor shall such inability affect the validity of this Lease or the obligations of Tenant hereunder, but in such case Tenant shall not be obligated to pay rent or other monetary sums until possession of the Premises is tendered to Tenant; provided that if the delay in delivery of possession exceeds seven (7) days, then the expiration date of the term of the Lease shall be extended by the period of time computed from the scheduled commencement date to the date possession is tendered. In the event Landlord shall not have delivered possession of the Premises within three (3) months from the scheduled commencement date, then Tenant at its option, to be exercised within thirty (30) days after the end of said three (3) month period, may terminate this Lease and, upon Landlord's return of any monies previously deposited by Tenant, the parties shall have no further rights or liabilities toward each other.

              2.3 ACKNOWLEDGMENT OF COMMENCEMENT DATE. In the event the commencement date of the term of the Lease is other than as provided in Paragraph 2.1, then Landlord and Tenant shall execute a written acknowledgment of the date of commencement and shall attach it to the Lease as Exhibit G.

       3.     RENT

              3.1 BASE RENT. Tenant shall pay to Landlord as base rent for the Premises in advance on the first day of each calendar month of the term of this Lease without deduction, offset, prior notice or demand, in lawful money of the United States of America, the sum of EIGHT THOUSAND ONE HUNDRED EIGHTY-EIGHT AND 33/100 DOLLARS ($8,188.33). If the commencement date is not the first day of a month, or if the Lease termination day is not the last day of a month, a prorated monthly installment shall be paid at the then current rate for the fractional month during which the Lease commenced and/or terminates.

              Rent for the first four (4) full calendar months of the Lease term shall be abated. Concurrently with Tenant's execution of this Lease, Tenant shall pay to Landlord one month's base rent in the amount of EIGHT THOUSAND ONE HUNDRED EIGHTY-EIGHT AND 33/100 DOLLARS ($8,188.33) to be applied against base rent when it becomes due.

              3.2 ADJUSTMENTS TO BASE RENT. The base rent shall be adjusted from Twenty and 00/100 Dollars ($20.00) per square foot per year to Twenty-one and 50/100 Dollars ($21.50) per square foot per year effective at the beginning of the 13th month of the Lease term, and from Twenty-one and 50/100 Dollars ($21.50) per square foot per year to Twenty-two and 50/100 Dollars ($22.50) per square foot per year at the beginning of the 25th month of the Lease term, and from Twenty-two and 50/100 Dollars ($22.50) per square feet per year to Twenty-three and 00/100 Dollars ($23.00) per square foot per year at the beginning of the 37th month of the Lease term.

       4.     SECURITY DEPOSIT

              (Deleted)

       5.     TAX AND BUILDING OPERATING COST INCREASES

              5.1 DEFINITIONS. For purposes of this paragraph, the following terms are herein defined:

                        (a) BASE YEAR: The calendar year in which this Lease commences.

                        (b) BUILDING OPERATING COSTS: Building Operating Costs shall include all costs and expenses of ownership, operation and maintenance of Building (excluding depreciation on the Building, all amounts paid on loans of Landlord and expenses capitalized for federal income tax purposes) computed in accordance with accounting principles adopted by Landlord consistently applied, including by way of illustration but not limited to: real and personal property taxes and assessments and any tax in addition to or in lieu thereof, other than taxes covered by Paragraph 5.4, whether assessed against Landlord or Tenant or collected by Landlord or both; utilities; parts; equipment; supplies; insurance; license, permit and inspection fees; cost of services and materials of independent contractors (including property management fees); cost of compensation (including employment taxes and fringe benefits) of all persons who perform regular and recurring duties connected with day-to-day operation, maintenance and repair of Building, its equipment and the adjacent walks, parking and landscaped areas, including janitorial, scavenger, gardening, security, parking, operating engineer, elevator, painting, plumbing, electrical, carpentry, heating, ventilation, air conditioning, window washing, signing and advertising (but excluding sources and materials of persons performing services not uniformly available to or performed for substantially all Building tenants); and rental expense or a reasonable allowance for depreciation of personal property used in the maintenance, operation and repair of the Building.

                        (c) COMPUTATION ADJUSTMENT. In the event the Building is not fully occupied for any calendar year of the Term, the Building Operating Costs shall be adjusted to the amount which would have been incurred if the Building had been fully occupied for the year.

              5.2 TENANT'S SHARE. In the event the Building Operating Costs incurred by Landlord during any calendar year following the Base Year shall exceed the Building Operating Costs "expense stop" of $7.25 per square foot of rentable space in the Premises, Tenant shall pay to Landlord the amount of such excess. Tenant's share of Building Operating Costs shall be computed based upon a rentable area of the Building of 189,663 square feet and a rentable area of the Premises of 4,913 square feet for a percentage of 2.59%. Landlord agrees that the controllable Operating Expense portion of Building Operating Costs (i.e. expenses other than expenses for water, gas, electricity, telephone, scavenger, real and personal property taxes and assessments, license and permit fees and insurance) for any year after the Base Year shall be limited to the controllable Operating Expenses used in determining the "expense stop" plus a cumulative seven percent (7%) annually compounded increase. There shall be no limit on the increases in noncontrollable Operating Costs.

              5.3 PAYMENT. Within ninety (90) days or as soon as reasonably practical after the end of each calendar year following the Base Year, Landlord shall furnish Tenant a written statement showing in reasonable detail Landlord's Building Operating Costs for the preceding calendar year, and the amount, if any, of any increase or decrease in the sums due from Tenant taking into account prior increases paid by Tenant (if any). Tenant shall have one hundred eighty
(180) days after receipt of Landlord's statement to notify Landlord of any objections they have to such statement, or of their intention to review supporting documentation for such statement. If Tenant does not so notify Landlord, such statement shall conclusively be deemed correct and Tenant shall have no right thereafter to dispute or review support for such statement, any item therein, or the computation of Operating Costs. If Tenant does so notify the Landlord within the one hundred eighty (180) day period, Tenant shall have one (1) year from the date of receipt of Landlord's statement to complete their review of the supporting documentation and notify Landlord of all objections, if any, to such statement. After this one (1) year period, it will be assumed that Landlord has been notified of all objections by Tenant to Landlord's statement and that no further review of supporting documentation is necessary. If there are no objections, Tenant shall have no further rights thereafter to dispute such statement, any item therein, or the computation of Operating Costs. Any notifications to Landlord will be done in accordance with Paragraph 20.16.

              Coincidentally with the rent payment next due following Tenant's receipt of such statement, Tenant shall pay to Landlord (in the case of an increase), or Landlord shall credit against the next rent due from Tenant (in the case of decrease), an amount equal to the sum of (i) the difference between Building Operating Costs for the preceding calendar year and the expense stop less increases paid by Tenant (if any); and (ii) one-twelfth (1/12) of said increases for the current calendar year multiplied by the number of rent payments (including the current one) then elapsed in such calendar year. Thereafter, one-twelfth (1/12) of the amount of the increase shall be paid monthly with the rent until the adjustment the following year pursuant hereto. In no event shall the adjustment entitle Tenant to receive the benefit of a reduction in Building Operating Costs below the level of the expense stop.

              5.4 NEW TAXES. In addition to rent and other charges to be paid by Tenant hereunder, Tenant shall reimburse to Landlord, within thirty (30) days of receipt of a demand therefor, Tenant's pro rata share, specified in Paragraph 5.2, of any and all taxes payable by Landlord (other than net income taxes and advalorem personal and real property taxes) whether or not now customary or within the contemplation of the parties hereto (i) upon, allocable to or measured by the area of the Premises or on the rent payable hereunder, including without limitation any gross receipts tax or excise tax levied by the State, any political subdivision thereof, city or federal government with respect to the receipt of such rent; or (ii) upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion thereof; or (iii) upon or measured by the value of Tenant's personal property, equipment or fixtures located in the Premises; or (iv) upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.

              5.5 TENANT'S PERSONAL PROPERTY TAXES. Tenant shall pay before delinquency, any and all taxes levied or assessed and which become payable during the term hereof upon Tenant's equipment, furniture, fixtures and other personal property located in the Premises and the taxes payable (whether levied on Landlord or Tenant) for the cost of the portion of improvements located on the Premises paid for by Tenant. For the purpose of determining said amount, figures supplied by the County Assessor as to the amount so assessed shall be conclusive. Tenant shall comply with the provisions of any law, ordinance or rate of the taxing authorities which require Tenant to file a report of Tenant's property leased in the Premises.

       6.     USE

              6.1 USE. The Premises shall be used and occupied by Tenant for general office purposes (including sales, incidental storage, and minor repair of office products) and for no other purpose without the prior written consent of Landlord.

              6.2 SUITABILITY. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises or the Building or with respect to the suitability of either for the conduct of Tenant's business, nor has Landlord agreed to undertake any modification, alteration or improvement to the Premises except as provided in this Lease. The taking of possession of the Premises by Tenant shall conclusively establish that the Premises and the Building were at such time in satisfactory condition unless within fifteen (15) days after such date Tenant shall give Landlord written notice specifying in reasonable detail the respects in which the Premises or the Building were not in satisfactory condition.

              6.3    USES PROHIBITED

                        (a) Tenant shall not do nor permit anything to be done in or about the Premises nor bring or keep anything therein which will in any way increase the existing rate or affect any fire or other insurance upon the Building or any of its contents (unless Tenant shall pay any increased premium as a result of such use or acts), or cause a cancellation of any insurance policy covering said Building or any part thereof or any of its contents, nor shall Tenant sell or permit to be kept, used or sold in or about said Premises any articles which may be prohibited by a standard form policy of fire insurance.

                        (b) Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building, or injure or annoy them, or use or allow the Premises to be used for any unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in or about the Premises. Tenant shall not commit or suffer to be committed any waste in or upon the Premises.

                        (c) Tenant shall not use the Premises or permit anything to be done in or about the Premises which will in any way conflict with any law, statute, ordinance or governmental rule or regulation or requirement of duly constituted public authorities now in force or which may hereafter be enacted or promulgated. Tenant shall at its sole cost and expense promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may hereafter be in force and with the requirements of any board of fire underwriters or other similar body now or hereafter constituted relating to or affecting the condition, use or occupancy of the Premises, excluding structural changes not relating to or affecting the condition, use or occupancy of the Premises, or not related to or affected by Tenant's improvements or acts. The judgment of any court of competent jurisdiction or the admission of Tenant in any action against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any law, statute, ordinance or governmental rule, regulation or requirement, shall be conclusive of the fact as between Landlord and Tenant.

       7.     SERVICE AND UTILITIES

              7.1 LANDLORD'S OBLIGATIONS. Provided Tenant is not in default hereunder, Landlord shall furnish to the Premises during reasonable hours of generally recognized business days, to be determined by Landlord, and subject to the rules and regulations of the Building, water, gas and electricity suitable for the intended use of the Premises, heat and air conditioning required in Landlord's judgment for the comfortable use and occupancy of the Premises, scavenger, janitorial, window washing service and elevator service customary in similar buildings in the competing geographical areas. Landlord shall also maintain and keep lighted the common lobbies, hallways, stairs and toilet rooms in the Building.

              7.2 TENANT'S OBLIGATION. Tenant shall pay for, prior to delinquency, all telephone and all other materials and services, not expressly required to be paid by Landlord, which may be furnished to or used in, on or about the Premises during the term of this Lease.

              7.3    TENANT'S ADDITIONAL REQUIREMENTS

                        (a) Tenant will not, without the written consent of Landlord, use any apparatus or device in the Premises, including but without limitation thereto, electronic data processing machines, punch card machines and machines using electric current in excess of 110 volts, which will in any way increase the amount of electricity or water usually furnished or supplied for use of the Premises as general office space; nor connect with electric current, except through existing electrical outlets in the Premises, or water pipes, any apparatus or device, for the purposes of using electric current or water.

                        (b) If Tenant shall require water or electric current in excess of that usually furnished or supplied for use of the Premises as general office space, Tenant shall first procure the consent of Landlord for the use thereof, which consent Landlord may refuse, and Landlord may cause a water meter or electric current meter to be installed in the Premises, so as to measure the amount of water and electric current consumed for any such other use. The cost of such meters and of installation, maintenance and repair thereof shall be paid by Tenant and Tenant agrees to pay Landlord promptly upon demand by Landlord for all such water and electric current consumed as shown by said meters, at the rates charged for such services by the city in which the Building is located or the local public utility, as the case may be, furnishing the same, plus any additional expense incurred in keeping account of the water and electric current so consumed. If a separate meter is not installed to measure such excess use, then Landlord shall have the right to estimate the amount of such use through qualified personnel.

                        (c) Wherever heat generating machines or equipment are used in the Premises which affect the temperature otherwise maintained by the air conditioning system, Landlord reserves the right to install supplementary air conditioning units in the Premises and the cost thereof, including the cost of installation, operation and maintenance thereof, shall be paid by Tenant to Landlord upon demand by Landlord. Notwithstanding the foregoing, Landlord agrees to provide Tenant with notice of its intent to install such supplementary air conditioning units and Tenant shall, upon receipt of such notice, have 30 days to remove or alter the equipment affecting the temperature.

              7.4 NONLIABILITY. Landlord shall not be liable for, and Tenant shall not be entitled to, any abatement or reduction of rent by reason of Landlord's failure to furnish any of the foregoing when such failure is caused by accidents, breakage, repairs, strikes, lockouts or other labor disturbances or labor disputes of any character, or by any other cause similar or dissimilar, beyond the reasonable control of Landlord. Landlord shall not be liable under any circumstances for loss of or injury to property, however occurring, through or in connection with or incidental to failure to furnish any of the foregoing.

       8.     MAINTENANCE AND REPAIRS; ALTERATIONS AND ADDITIONS

              8.1    MAINTENANCE AND REPAIRS

                        (a) LANDLORD'S OBLIGATIONS. Landlord shall maintain in good order, condition and repair the Building, the basic heating, ventilating, air conditioning and electrical systems, the plumbing mains and all other portions of the Premises not the obligation of Tenant or any other tenant in the Building. Any maintenance and repair caused by wrongful acts or omissions of Tenant or Tenant's employees, invitees and customers shall be paid for by Tenant.

                        (b) TENANT'S OBLIGATIONS

                            (1)    Tenant, at Tenant's sole cost and expense,
except for services furnished by Landlord pursuant to Section 7 hereof, shall maintain the Premises in good order, condition and repair including the interior surfaces of the ceilings, walls and floors, all doors, interior windows, and all plumbing pipes, electrical wiring, switches, fixtures and equipment installed for the use of the Premises by Tenant.

                            (2)    Upon the expiration or earlier termination of
this Lease, Tenant shall surrender the Premises in the same condition as received, except for ordinary wear and tear and damage by fire, earthquake, act of God or the elements, not caused by the wrongful act or omission of Tenant or Tenants' agents and shall promptly remove or cause to be removed, at Tenant's expense, from the Premises and the Building any signs, notices and displays placed by Tenant.

                            (3)    Tenant shall repair any damage to the
Premises or the Building caused by or in connection with the removal of any articles of personal property, business or trade fixtures, machinery, equipment, cabinetwork, furniture, movable partitions or permanent improvements or additions, including without limitation thereto, repairing the floor and patching and painting the walls where required by Landlord to Landlord's reasonable satisfaction, all at Tenant's sole cost and expense. Tenant shall indemnify Landlord against any loss or liability resulting from delay by Tenant in so surrendering the Premises, including without limitation, any claims made by any succeeding tenant founded on such delay.

                            (4)    In the event Tenant fails to maintain the
Premises in good order, condition and repair, Landlord shall give Tenant notice to do such acts as are reasonably required to so maintain the Premises. In the event Tenant fails to promptly commence such work and diligently prosecute it to completion, then Landlord shall have the right to do such acts and expend such funds at the expense of Tenant as are reasonably required to perform such work. Any amount so expended by Landlord shall be paid by Tenant promptly after demand with interest at the maximum rate permitted by law from the date of such work. Landlord shall have no liability to Tenant for any damage, inconvenience or interference with the use of the Premises by Tenant as a result of performing any such work.

                        (c) COMPLIANCE WITH LAW. Landlord and Tenant shall each do all acts required to comply with all applicable laws, ordinances, regulations and rules of any public authority relating to their respective maintenance obligations as set forth herein.

              8.2    ALTERATIONS AND ADDITIONS

                        (a) Tenant shall make no alterations, additions or improvements to the Premises or any part thereof without obtaining the prior written consent of Landlord.

                        (b) Landlord may impose as a condition to the aforesaid consent such requirements as Landlord may deem necessary in its sole discretion, including without limitation thereto, performing the work itself, specifying the manner in which the work is done, selecting the contractor by whom the work is to be performed, the times during which it is to be accomplished, and the requirement that upon written request of Landlord prior to the expiration or earlier termination of the Lease, Tenant will remove any and all permanent improvements or additions to the Premises installed at Tenant's expense and all movable partitions, counters, personal property, equipment, fixtures and furniture.

                        (c) All such alterations, additions or improvements shall, at the expiration or earlier termination of the Lease, become the property of Landlord and shall remain upon and be surrendered with the Premises, unless specified pursuant to Subparagraph 8.2(b) above.

                        (d) All articles of personal property and all business and trade fixtures, machinery and equipment, cabinetwork, furniture and movable partitions owned by Tenant or installed by Tenant at its expense in the Premises shall be and remain the property of Tenant and may be removed by Tenant at any time during the lease term when Tenant is not in default hereunder.

       9.     ENTRY BY LANDLORD

              Landlord and Landlord's agents shall at any and all times have the right to enter the Premises to inspect the same, to supply janitorial service and any other service to be provided by Landlord to Tenant hereunder, to submit said Premises to prospective purchasers or tenants, to post notices of non-responsibility and "for lease" signs, and to alter, improve or repair the Premises and any portion of the Building without abatement of rent, and may for that purpose erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed, always providing the entrance to the Premises shall not be blocked thereby, and further providing that the business of Tenant shall not be interfered with unreasonably. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Premises, excluding Tenant's vaults and safes, and Landlord and Landlords' agents shall have the right to use any and all means which Landlord may deem proper to open said doors in an emergency, in order to obtain entry to the Premises, and any entry to the Premises obtained by Landlord or Landlords' agents by any of said means, or otherwise, shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction of Tenant from the Premises or any portion thereof.

       10.    LIENS

              Tenant shall keep the Premises and any building of which the Premises are a part free from any liens arising out of work performed, materials furnished, or obligations incurred by Tenant and shall indemnify, hold harmless and defend Landlord from any liens and encumbrances arising out of any work performed or materials furnished by or at the direction of Tenant. In the event that Tenant shall not, within twenty (20) days following the imposition of any such lien, cause such lien to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but no obligation, to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All such sums paid by Landlord and all expenses incurred by it in connection therewith, including attorneys' fees and costs, shall be payable to Landlord by Tenant on demand with interest at the rate of ten percent (10%) per annum. Landlord shall have the right at all times to post and keep posted on the Premises any notices permitted or required by law, or which Landlord shall deem proper, for the protection of Landlord and the Premises, and any other party having an interest therein, from mechanics' and materialmen's liens, and Tenant shall give to Landlord at least ten (10) business days prior written notice of the expected date of commencement of any work relating to alterations or additions to the Premises.

       11.    INDEMNITY

              11.1 INDEMNITY. Tenant shall indemnify and hold Landlord harmless from and defend Landlord against any and all claims of liability for any injury or damage to any person or property whatsoever (i) occurring in, on or about the Premises or any part thereof; and (ii) occurring in, on or about any facilities (including, without prejudice to the generality of the term "facilities," elevators, stairways, passageways, hallways and parking areas), the use of which Tenant may have in conjunction with other tenants of the Building, when such injury or damage is caused in part or in whole by the act, negligence, fault or omission of any duty with respect to the same by Tenant, its agents, contractors, employees or invitees. Tenant shall further indemnify and hold Landlord harmless from and against any and all claims arising from any breach or default in the performance of any obligation on Tenant's part to be performed under the terms of this Lease, or arising from any act or negligence of Tenant, or any of its agents, contractors, employees and from and against all costs, attorneys' fees, expenses and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon. In case any action or proceeding be brought against Landlord by reason of any such claim, Tenant, upon notice from Landlord, shall defend the same at Tenant's expense by counsel reasonably satisfactory to Landlord; provided, however, that Tenant shall not be liable for damage or injury occasioned by the negligence or intentional acts of Landlord and its designated agents or employees unless covered by insurance Tenant is required to provide. Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage to property or injury to persons in, upon or about the Premises from any cause and Tenant hereby waives all claims in respect thereof against Landlord.

              11.2 EXEMPTION OF LANDLORD FROM LIABILITY. Landlord shall not be liable for injury or damage which may be sustained by the person, goods, wares, merchandise or property of Tenant, its employees, invitees or customers, or any other person in or about the Premises caused by or resulting from fire, steam, electricity, gas, water or rain, which may leak or flow from or into any part of the Premises, or from the breakage, leakage, obstruction or other defects of the pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures of the same, whether the damage or injury results from conditions arising upon the Premises or upon other portions of the Building of which the Premises are a part, or from other sources. Landlord shall not be liable for any damages arising from any act or neglect of any other tenant of the Building. Notwithstanding the foregoing, Landlord shall indemnify and hold harmless Tenant from all damages or losses suffered and claims advanced by third persons and arising out of Landlord's, its employees', or agents' negligence, which is directly connected with the use, ownership, or occupancy of the property herein or arising out of or connected with any breach of any term or condition of this Lease agreement by Landlord.

       12.    INSURANCE

              12.1 COVERAGE. Tenant shall, at all times during the term of this Lease, and at its own cost and expense, procure and continue in force the following insurance coverage:

                        (a) Bodily Injury and Property Damage Liability Insurance with a combined single limit for bodily injury and property damage of not less than $3,000,000.

                        (b) Fire and Extended Coverage Insurance, including vandalism and malicious mischief coverage, in an amount equal to the full replacement value of all fixtures, furniture and improvements installed by or at the expense of Tenant.

              12.2 INSURANCE POLICIES. The aforementioned minimum limits of policies shall in no event limit the liability of Tenant hereunder. The aforesaid insurance shall name Landlord as an additional insured. Said insurance shall be with companies having a rating of not less than A+, XI in "Best's Insurance Guide". Tenant shall furnish from the insurance companies or cause the insurance companies to furnish certificates of coverage. No such policy shall be cancellable or subject to reduction of coverage or other modification or cancellation except after thirty (30) days' prior written notice to Landlord by the insurer. All such policies shall be written as primary policies, not contributing with and not in excess of the coverage which Landlord may carry. Tenant shall, at least twenty (20) days prior to the expiration of such policies, furnish Landlord with renewals or binders. Tenant agrees that if Tenant does not take out and maintain such insurance, Landlord may (but shall not be required to) procure said insurance on Tenant's behalf and charge Tenant the premiums together with a reasonable handling charge, payable upon demand. Tenant shall have the right to provide such insurance coverage pursuant to blanket policies obtained by Tenant, provided such blanket policies expressly afford coverage to the Premises and to Tenant as required by this Lease.

              12.3 Landlord and Tenant do hereby release and relieve the other, and waive their claims and any subrogation claims for recovery for loss, damage, injury and all liability of every kind and nature which may arise out of, or be incident to, causes occurring in, on or about the Premises herein described which are caused by or result from risks covered by the policy commonly referred to as "fire and extended coverage perils policies" whether due to negligence of either of said parties, their agents or employees or otherwise.

       13.    DAMAGE OR DESTRUCTION

              13.1 PARTIAL DAMAGE - INSURED. In the event the Premises or the Building are damaged by any casualty which is covered under fire and extended coverage insurance carried by Landlord, then Landlord shall restore such damage, provided insurance proceeds are available to pay eighty percent (80%) or more of the cost of restoration and provided such restoration can be completed within sixty (60) days after the commencement of the work in the opinion of a registered architect or engineer appointed by Landlord. In such event this Lease shall continue in full force and effect, except that Tenant shall be entitled to proportionate reduction of rent while such restoration takes place, such proportionate reduction to be based upon the extent to which the restoration efforts interfere with Tenant's business in the Premises.

              13.2 PARTIAL DAMAGE - UNINSURED. In the event the Premises or the Building are damaged by a risk not covered by Landlord's insurance or the proceeds of available insurance are less than eighty percent (80%) of the cost of restoration, or if the restoration cannot be completed within sixty (60) days after the commencement of work in the opinion of the registered architect or engineer appointed by Landlord, then Landlord shall have the option either to:
(i) repair or restore such damage, this Lease continuing in full force and effect, but the rent to be proportionately abated as hereinabove provided; or
(ii) give notice to Tenant at any time within thirty (30) days after such damage terminating this Lease as of a date to be specified in such notice, which date shall be not less than thirty (30) nor more than sixty (60) days after giving such notice. In the event of the giving of such notice, this Lease shall expire and all interest of Tenant in the Premises shall terminate on such date so specified in such notice and the rent, reduced by any proportionate reduction based upon the extent, if any, to which said damage interfered with the use and occupancy of Tenant, shall be paid to the date of such termination. Landlord agrees to refund to Tenant any rent theretofore paid in advance for any period of time subsequent to such date.

              13.3 TOTAL DESTRUCTION. In the event the Premises are totally destroyed or the Premises cannot be restored as required herein under applicable laws and regulations, or more than 50 percent of the rentable area of the Building has been damaged, regardless of any damage to the Premises, notwithstanding the availability of insurance proceeds, this Lease shall be terminated effective the date of the damage.

              13.4 DAMAGE NEAR END OF THE TERM. Notwithstanding anything to the contrary contained in this Section 13, Landlord shall not have any obligation whatsoever to repair, reconstruct or restore the Premises when the damage resulting from any casualty covered under this Section 13 occurs during the last twelve (12) months of the term of this Lease or any extension thereof.

              13.5 LANDLORD'S OBLIGATIONS. Landlord shall not be required to repair any injury or damage by fire or other cause, or to make any restoration or replacement of any paneling, decorations, partitions, railings, floor coverings, office fixtures or any other improvements or property installed in the Premises by Tenant or at the direct or indirect expense of Tenant. Tenant shall be required to restore or replace same in the event of damage. Except for abatement of rent, if any, Tenant shall have no claim against Landlord for any damage suffered by reason of any such damage, destruction, repair or restoration; nor shall Tenant have the right to terminate this Lease as the result of any statutory provision now or hereafter in effect pertaining to the damage and destruction of the Premises or the Building, except as expressly provided herein.

       14.    CONDEMNATION

              If all or any part of the Premises shall be taken or appropriated for public or quasi-public use by right of eminent domain with or without litigation or transferred by agreement in connection with such public or quasi-public use, either party hereto shall have the right at its option, exercisable within thirty (30) days of receipt of notice of such taking, to terminate this Lease as of the date possession is taken by the condemning authority, provided, however, that before Tenant may terminate this Lease by reason of taking or appropriation as provided hereinabove, such taking or appropriation shall be of such an extent and nature as to substantially handicap, impede or impair Tenant's use of the Premises. If any part of the Building other than the Premises shall be so taken or appropriated, Landlord shall have the right at its option to terminate this Lease. No award for any partial or entire taking shall be apportioned, and Tenant hereby assigns to Landlord any award which may be made in such taking or condemnation, together with any and all rights of Tenant now or hereafter arising in or to the same or any part thereof; provided, however, that nothing contained herein shall be deemed to give Landlord any interest in or to require Tenant to assign to Landlord any award made to Tenant for the taking of personal property and fixtures belonging to Tenant and/or for the interruption of or damage to Tenant's business and/or for Tenant's unamortized cost of leasehold improvements. In the event of a partial taking which does not result in a termination of this Lease, rent shall be abated in the proportion which the part of Premises so made unusable bears to the rented area of the Premises immediately prior to the taking, and Landlord, at Landlord's cost, shall restore the Premises remaining to an architectural whole with the base rent reduced in proportion to what the area taken bears to the Premises prior to the taking. No temporary taking of the Premises and/or of Tenant's rights therein or under this Lease shall terminate this Lease or give Tenant any right to any abatement of rent thereunder; any award made to Tenant by reason of any such temporary taking shall belong entirely to Tenant and Landlord shall not be entitled to share herein.

       15.    ASSIGNMENT AND SUBLETTING

              15.1 LANDLORD'S CONSENT REQUIRED. Tenant shall not assign, transfer, mortgage, pledge, hypothecate or encumber this Lease or any interest therein, and shall not sublet the Premises or any part thereof, without the prior written consent of Landlord and any attempt to do so without such consent being first had and obtained shall be wholly void and shall constitute a breach of this Lease.

              15.2 REASONABLE CONSENT. If Tenant complies with the following conditions, Landlord shall not unreasonably withhold its consent to the subletting of the Premises or any portion thereof or the assignment of this Lease. Tenant shall submit in writing to Landlord (i) the name and legal composition of the proposed subtenant or assignee; (ii) the nature of the business proposed to be carried on in the Premises; (iii) the terms and provisions of the proposed sublease; (iv) such reasonable financial information as Landlord may request concerning the proposed subtenant or assignee; and (v) if the rent under the sublease is greater than the rent hereunder that Tenant agrees that the rent payable pursuant to Paragraph 3 shall be increased to equal the rent payable under the sublease.

              15.3 NO RELEASE OF TENANT. No consent by Landlord to any assignment or subletting by Tenant shall relieve Tenant of any obligation to be performed by Tenant under this Lease, whether occurring before or after such consent, assignment or subletting. The consent by Landlord to any assignment or subletting shall not relieve Tenant from the obligation to obtain Landlord's express written consent to any other assignment or subletting. The acceptance of rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any assignment, subletting or other transfer. Consent to one assignment, subletting or other transfer shall not be deemed to constitute consent to any subsequent assignment, subletting or other transfer.

              15.4 ATTORNEYS' FEES. In the event Landlord shall consent to a sublease or assignment under this Section 15, Tenant shall pay Landlord's reasonable attorneys' fees incurred in connection with giving such consent.

              15.5 LANDLORD'S CONSENT NOT REQUIRED. Notwithstanding anything to the contrary contained in this Lease, Tenant shall have the right, without Landlord's prior written consent, but upon at least sixty (60) days' written notice to Landlord, to assign this Lease or sublet all or part of the demised Premises to a subsidiary or parent of Tenant by merger, consolidation, acquisition of stock or otherwise. In the event of any assignment or subletting, Tenant shall remain fully responsible for the fulfillment of the terms of this Lease.

       16.    SUBORDINATION

              16.1 SUBORDINATION. This Lease, at Landlord's option, shall be subject and subordinate to all ground or underlying leases which now exist or may hereafter be executed affecting the Premises or the land upon which the Premises are situated or both, and to the lien of any mortgages or deeds of trust in any amount or amounts whatsoever now or hereafter placed on or against the land or improvements or either thereof, of which the Premises are a part, or on or against Landlord's interest or estate therein, or on or against any ground or underlying lease without the necessity of the execution and delivery of any further instruments on the part of Tenant to effectuate such subordination. If any mortgagee, trustee or ground lessor shall elect to have this Lease prior to the lien of its mortgage, deed of trust or ground lease, and shall give written notice thereof to Tenant, this Lease shall be deemed prior to such mortgage, deed of trust or ground lease, whether this Lease is dated prior to or subsequent to the date of said mortgage, deed of trust or ground lease or the date of the recording thereof.

              16.2 SUBORDINATION AGREEMENTS. Tenant covenants and agrees to execute and deliver upon demand without charge therefor, such further instruments evidencing such subordination of this Lease to such ground or underlying leases and to the lien of any such mortgages or deeds of trust as may be required by Landlord.

              16.3 QUIET ENJOYMENT. Landlord covenants and agrees with Tenant that upon Tenant paying rent and other monetary sums due under the Lease, performing its covenants and conditions under the Lease, Tenant shall and may peaceably and quietly have, hold and enjoy the Premises for the term, subject, however, to the terms of the Lease and of any of the aforesaid ground leases, mortgages or deeds of trust described above.

              16.4 ATTORNMENT. In the event any proceedings are brought for default under ground or any underlying lease or in the event of foreclosure or the exercise of the power of sale under any mortgage or deed of trust made by the Landlord covering the Premises, Tenant shall attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as the landlord under this Lease, provided said purchaser expressly agrees in writing to be bound by the terms of the Lease.

       17.    DEFAULT; REMEDIES

              17.1 DEFAULT. The occurrence of any of the following shall constitute a material default and breach of this Lease by Tenant:

                        (a) Any failure by Tenant to pay the rent or any other monetary sums required to be paid hereunder (where such failure continues for five (5) days after written notice by Landlord to Tenant);

                        (b) (Deleted)

                        (c) A failure by Tenant to observe and perform any other provision of this Lease to be observed or performed by Tenant, where such failure continues for twenty (20) days after written notice thereof by Landlord to Tenant; provided, however, that if the nature of the default is such that the same cannot reasonably be cured within said twenty (20) day period, Tenant shall not be deemed to be in default if Tenant shall within such period commence such cure and thereafter diligently prosecute the same to completion;

                        (d) The making by Tenant of any general assignment or general arrangement for the benefit of creditors; the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or of a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty
(60) days); the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within thirty
(30) days; or the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where such seizure is not discharged within thirty (30) days.

              17.2 REMEDIES. In the event of any such material default or breach by Tenant, Landlord may, at any time thereafter without limiting Landlord in the exercise of any right or remedy at law or in equity which Landlord may have by reason of such default or breach:

                        (a) Maintain this Lease in full force and effect and recover the rent and other monetary charges as they become due, without terminating Tenant's right to possession irrespective of whether Tenant shall have abandoned the Premises. In the event Landlord elects not to terminate the Lease, Landlord shall have the right to attempt to re-let the Premises at such rent and upon such conditions and for such a term, and to do all acts necessary to maintain or preserve the Premises as Landlord deems reasonable and necessary without being deemed to have elected to terminate the Lease, including removal of all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant. In the event any such re-letting occurs, this Lease shall terminate automatically upon the new tenant taking possession of the Premises. Notwithstanding that Landlord fails to elect to terminate the Lease initially, Landlord at any time during the term of this Lease may elect to terminate this Lease by virtue of such previous default of Tenant.

                        (b) Terminate Tenant's right to possession by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. In such event Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant's default, including without limitation thereto, the following:

                            (1)    The worth at the time of award of any unpaid
rent which had been earned at the time of such termination; plus

                            (2)    The worth at the time of award of the amount
by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that is proved could have been reasonably avoided; plus

                            (3)    The worth at the time of award of the amount
by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that is proved could be reasonably avoided; plus

                            (4)    The portion of any leasing commission paid by
Landlord applicable to the unexpired portion of the term.

                            (5)    (deleted)

                            (6)    At Landlord's election, such other amounts in
addition to or in lieu of the foregoing as may be permitted from time-to-time by applicable state law. Upon any such re-entry Landlord shall have the right to make any reasonable repairs, alterations or modifications to the Premises, which Landlord in its sole discretion deems reasonable and necessary. As used in (1) above, the "worth at the time of award" is computed by allowing interest at the rate of ten percent (10%) per annum from the date of default. As used in (2) and (3) the "worth of at the time of award" is computed by discounting such amount at the discount rate of the U.S. Federal Reserve Bank at the time of award plus one percent (1%). The term "rent" as used in this Paragraph 17, shall be deemed to be and to mean the rent to be paid pursuant to Paragraph 3 and all other monetary sums required to be paid by Tenant pursuant to the terms of this Lease.

              17.3 LATE CHARGES. Tenant hereby acknowledges that late payment by Tenant to Landlord of rent and other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any mortgage or deed of trust covering the Premises. Accordingly, if any installment of rent or any other sum due from Tenant shall not be received by Landlord or Landlord's designee within ten (10) days after such amount shall be due, Tenant shall pay to Landlord a late charge equal to ten percent (10%) of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.

              17.4 DEFAULT BY LANDLORD. Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event later than thirty (30) days after written notice by Tenant to Landlord and to the holder of any first mortgage or deed of trust covering the Premises whose name and address shall have theretofore been furnished to Tenant in writing, specifying wherein Landlord has failed to perform such obligations; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for performance, then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion.

       18.    PARKING

              Tenant and Tenant's employees, invitees and customers shall have the right to use the parking areas of the Building subject to such regulations and charges as Landlord shall adopt from time to time, and subject to the right of Landlord to restrict the use by Tenant and Tenant's employees, invitees and customers when in the sole judgment of Landlord such use is excessive for the parking area in relationship to the reasonable use required by other Tenants.

       19.    RELOCATION OF PREMISES

              19.1 CONDITIONS. For the purpose of maintaining an economical and proper distribution of Tenants throughout Bishop Ranch acceptable to Landlord, Landlord shall have the right from time to time during the term of this Lease to relocate the Premises within Bishop Ranch on the following terms and conditions:

                        (a) The rented and usable areas of the new location are of equal size to the existing location (subject to a variation of up to ten percent (10%) provided the amount of rent payable under this Lease is not increased) and located in Bishop Ranch 8;

                        (b) If the then prevailing rental rate for the new location is less than the amount being paid for the existing location, the rent shall be reduced to equal the then prevailing rent for the new location;

                        (c) Landlord shall pay the cost of providing tenant improvements in the new location comparable to the tenant improvements in the existing location;

                        (d) Landlord shall pay the expenses reasonably incurred by Tenant in connection with such substitution of Premises, including but not limited to costs of moving, door lettering, telephone relocation and reasonable quantities of new stationery;

              19.2 NOTICE. Landlord shall deliver to Tenant written notice of Landlord's election to relocate the Premises, specifying the new location and the amount of rent payable therefore at least ninety (90) days prior to the date the relocation is to be effective. If the relocation of the Premises is not acceptable to Tenant, Tenant for a period of ten (10) days after receipt of Landlord's notice to relocate shall have the right (by delivering written notice to Landlord) to terminate this Lease effective sixty (60) days after delivery of written notice to Landlord.

       20.    MISCELLANEOUS

              20.1   ESTOPPEL CERTIFICATE

                        (a) Tenant without any charge therefor shall at any time within ten (10) days after prior written notice from Landlord execute, acknowledge and deliver to Landlord a statement in writing:

                            (1)    Certifying that this Lease is unmodified and
in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the rent and other charges are paid in advance, if any; and

                            (2)    Acknowledging that there are not, to Tenant's
knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises.

                        (b) Tenant's failure to deliver such statement within such time shall be conclusive upon Tenant:

                            (1)    That this Lease is in full force and effect,
without modification except as may be represented by Landlord;

                            (2)    That there are no uncured defaults in
Landlord's performance; and

                            (3)    That not more than one month's rent has been
paid in advance.

                        (c) If Landlord desires to finance or refinance the Building, or any part thereof, Tenant hereby agrees to deliver to any lender designated by Landlord such financial statements of Tenant as may be reasonably required by such lender. Such statements shall include the past three years financial statements of Tenant. All such financial statements shall be received by Landlord in confidence and shall be used only for the purposes herein set forth.

              20.2 TRANSFER OF LANDLORD'S INTEREST. In the event of a sale or conveyance by Landlord of Landlord's interest in the Premises or the Building other than a transfer for security purposes only, Landlord shall be relieved of, after the date specified in any such notice of transfer, all obligations and liabilities accruing thereafter on the part of Landlord, provided that any funds in the hands of Landlord at the time of transfer in which Tenant has an interest, shall be delivered to the successor of Landlord. This Lease shall not be affected by any such sale and Tenant agrees to attorn to the purchaser or assignee provided all Landlord's obligations hereunder are assumed in writing by the transferee.

              20.3   CAPTIONS; ATTACHMENTS; DEFINED TERMS

                        (a) The captions of the paragraphs of this Lease are for convenience only and shall not be deemed to be relevant in resolving any question of interpretation or construction of any paragraph of this Lease.

                        (b) Exhibits attached hereto, and addenda and schedules initialed by the parties, are deemed by attachment to constitute part of this Lease and are incorporated herein.

                        (c) The words "Landlord" and "Tenant" as used herein, shall include the plural as well as the singular. Words used in neuter gender include the masculine and feminine and words in the masculine or feminine gender include the neuter. If there be more than one Landlord or Tenant, the obligations hereunder imposed upon Landlord or Tenant shall be joint and several; as to a Tenant which consists of husband and wife, the obligations shall extend individually to their sole and separate property as well as community property. The term "Landlord" shall mean only the owner or owners at the time in question of the fee title or a Tenant's interest in a ground lease of the land underlying the Building. The obligations contained in this Lease to be performed by Landlord shall be binding on Landlord's successors and assigns only during their respective periods of ownership.

              20.4 ENTIRE AGREEMENT. This Lease along with any exhibits and attachments hereto constitutes the entire agreement between Landlord and Tenant relative to the Premises and this Lease and the exhibits and attachments may be altered, amended or revoked only by instrument in writing signed by both Landlord and Tenant. Landlord and Tenant agree hereby that all prior or contemporaneous oral agreements between and among themselves and their agents or representatives relative to the leasing of the Premises are merged in or revoked by this Lease.

              20.5 SEVERABILITY. If any term or provision of this Lease shall, to any extent, be determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this

Lease shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforceable to the fullest extent permitted by law.

              20.6   COSTS OF SUIT

                        (a) If Tenant or Landlord shall bring any action for any relief against the other, declaratory or otherwise, arising out of this Lease, including any suit by Landlord for the recovery of rent or possession of the Premises, the losing party shall pay the successful party a reasonable sum for attorneys' fees which shall be deemed to have accrued on the commencement of such action and shall be paid whether or not such action is prosecuted to judgment.

                        (b) Should Landlord, without fault on Landlord's part, be made a party to any litigation instituted by Tenant or by any third party against Tenant, or by or against any person holding under or using the Premises by license of Tenant, or for the foreclosure of any lien for labor or material furnished to or for Tenant or any such other person or otherwise arising out of or resulting from any act or transaction of Tenant or of any such other person, Tenant covenants to save and hold Landlord harmless from any judgment rendered against Landlord or the Premises or any part thereof, and all costs and expenses, including reasonable attorneys' fees, incurred by Landlord in or in connection with such litigation.

              20.7 TIME; JOINT AND SEVERAL LIABILITY. Time is of the essence of this Lease and each and every provision hereof, except as to the conditions relating to the delivery of possession of the Premises to Tenant. All the terms, covenants and conditions contained in this Lease to be performed by either party, if such party shall consist of more than one person or organization, shall be deemed to be joint and several, and all rights and remedies of the parties shall be cumulative and nonexclusive of any other remedy at law or in equity.

              20.8 BINDING EFFECT; CHOICE OF LAW. The parties hereto agree that all provisions hereof are to be construed as both covenants and conditions as though the words imparting such covenants and conditions were used in each separate paragraph hereof. Subject to any provisions hereof restricting assignment or subletting by Tenant and subject to Paragraph 19.2, all of the provisions hereof shall bind and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns. This Lease shall be governed by the laws of the State of California.

              20.9 WAIVER. No covenant, term or condition or the breach thereof shall be deemed waived, except by written consent of the party against whom the waiver is claimed, and any waiver or breach of any covenant, term or condition shall not be deemed to be a waiver of any preceding or succeeding breach of the same or any other covenant, term or condition. Acceptance by Landlord of any performance by Tenant after the time the same shall have become due shall not constitute a waiver by Landlord of the breach or default of any covenant, term or condition unless otherwise expressly agreed to by Landlord in writing.

              20.10 SURRENDER OF PREMISES. Upon the expiration or termination of this Lease, Tenant shall surrender the Premises to Landlord in its original condition, except for reasonable wear and tear and damage from casualty or condemnation; provided, however, that prior to the expiration or termination of this Lease Tenant shall remove from the Premises all Tenant's personal property, trade fixtures, alterations and other Above-Standard Improvements that Tenant has the right or is required by Landlord to remove under the provisions of this Lease. Tenant shall also be responsible for removal of all telephone cables and wires, CRT, data and telephone equipment, and any other form of cabling that exists in Tenant's space. If any of such removal is not completed at the expiration or termination of this Lease, Landlord may remove the same at Tenant's expense. Any damage to the Premises or the Building caused by such removal shall be repaired promptly by Tenant or, if Tenant fails to do so, Landlord may do so at Tenant's expense, in which event Tenant shall immediately reimburse
Landlord for such expenses together with interest at the Default rate until so paid. Tenant's obligations under this Paragraph shall survive the expiration or termination of this Lease. Upon expiration or termination of this Lease or of Tenant's possession, Tenant shall surrender all keys to the Premises or any other part of the Building and shall make known to Landlord the combination of locks on all safes, cabinets and vaults that may be located in the Premises.

              20.11 HOLDING OVER. If Tenant remains in possession of the Premises after the expiration or termination of this Lease, Tenant's continued possession shall be on the basis of a tenancy at the sufferance of Landlord, and Tenant shall continue to comply with or perform all the terms and obligations of the Tenant under this Lease, except that the Base Rent during Tenant's holding over shall be one hundred twenty-five percent (125%) of the monthly Base Rent payable in the last month prior to the termination or expiration hereof. Tenant shall indemnify and hold Landlord harmless from and against all claims, liability, damages, costs or expenses, including reasonable attorneys' fees and costs of defending the same, incurred by Landlord and arising directly or indirectly from Tenant's failure to timely surrender the Premises, including (i) any loss, cost, penalties, or damages, including lost profits, claimed by any prospective tenant of the Premises, and (ii) Landlord's damages as a result of such prospective tenant rescinding or refusing to enter into the prospective lease of the Premises by reason of such failure to timely surrender the Premises.

              20.12  SIGNS

                        (a) Tenant shall not place or permit to be placed in or upon the Premises where visible from outside the Premises or any part of the Building, any signs, notices, drapes, shutters, blinds or displays of any type without the prior consent of Landlord. Landlord shall include Tenant in the Building directories located in the Building.

                        (b) Landlord reserves the right in Landlord's sole discretion to place and locate on the roof, exterior of the Building, and in any area of the Building not leased to Tenant such signs, notices, displays and similar items as Landlord deems appropriate in the proper operation of the Building.

              20.13 REASONABLE CONSENT. Except as limited elsewhere in this Lease, wherever this Lease Landlord or Tenant is required to give its consent or approval to any action on the part of the other, such consent or approval shall not be unreasonably withheld. In the event of failure to give any such consent, the other party shall be entitled to specific performance at law and shall have such other remedies as are reserved to it under this Lease, but in no event shall Landlord or Tenant be responsible in monetary damages for failure to give consent unless said consent is withheld maliciously or in bad faith.

              20.14 INTEREST ON PAST DUE OBLIGATIONS. Except as expressly provided, any amount due to Landlord not paid when due shall bear interest at seven percent (7%) per annum from the due date. Payment of such interest shall not excuse or cure any default by Tenant under this Lease.

              20.15 RULES AND REGULATIONS. Tenant and Tenant's agents, servants, employees, visitors and licensees shall observe and comply fully and faithfully with all reasonable and nondiscriminatory rules and regulations adopted by Landlord for the care, protection, cleanliness and operation of the Building and its tenants including those annexed to this Lease as Exhibit D and any modification or addition thereto adopted by Landlord, provided Landlord shall give written notice thereof to Tenant. Landlord shall not be responsible to Tenant for the nonperformance by any other tenant or occupant of the Building of any of said rules and regulations.

              20.16 NOTICES. All rent and any other amounts payable by Tenant to Landlord shall be paid at the address of Landlord as established pursuant to this paragraph. All notices or demands of any kind required or desired to be given by Landlord or Tenant hereunder shall be in writing and shall be personally delivered or sent in the United States mail, certified or registered, postage prepaid, addressed to the Landlord or Tenant respectively at the addresses set forth below,

Landlord:                          Tenant:

ALEXANDER PROPERTIES COMPANY       LANIER WORLDWIDE, INC.
One Annabel Lane, Suite 201        2300 Parklake Drive, N.E.
P. O. Box 640                      Atlanta, GA  30345
San Ramon, CA  94583

or such other address as shall be established by notice to the other pursuant to this paragraph. In the case of any notice sent by mail, it shall be deemed delivered on the earlier of the third business day following deposit thereof with the United States Postal Service or the delivery date shown on the return receipt prepared in connection therewith.

              20.17 CORPORATE AUTHORITY. If Tenant is a corporation, each individual executing this Lease on behalf of said corporation represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said corporation in accordance with a duly adopted resolution of the board of directors of said corporation or in accordance with bylaws of said corporation and that this Lease is binding upon said corporation in accordance with its terms. If Tenant is a corporation, Tenant shall, within thirty (30) days after execution of this Lease, deliver to Landlord a certified copy of a resolution of the board of directors of said corporation authorizing or ratifying the execution of this Lease.

              20.18 VACATION OF PREMISES. Tenant shall be responsible for removal of all CRT, data and telephone equipment that exists in Tenant's space ten (10) days after Tenant has vacated

Premises. Should Tenant not remove the above mentioned equipment, Landlord shall do so and charge Tenant for those costs, or deduct those costs from any deposits held by Landlord.

              20.19 HAZARDOUS MATERIALS. Tenant shall not (either with or without negligence) cause or permit the escape, disposal or release of any biologically or chemically active or other hazardous substances or materials. Tenant shall not allow the storage or use of such substances or materials in any manner not sanctioned by law or by the standards prevailing in the industry for the storage and use of such substances or materials, nor allow to be brought into the Project any such materials or substances except to use in the ordinary course of Tenant's business, and then only after written notice is given to Landlord of the identity of such substances or materials. Without limitation, hazardous substances and materials shall include those described in the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq., any applicable state or local laws and the regulations adopted under these acts. If any lender or governmental agency shall ever require testing to ascertain whether or not there has been any release of hazardous materials, then the reasonable costs thereof shall be reimbursed by Tenant to Landlord upon demand as additional charges if such requirement applies to the Premises. In addition, Tenant shall execute affidavits, representations and the like from time to time at Landlord's request concerning Tenant's best knowledge and belief regarding the presence of hazardous substances or materials on the Premises. In all events, Tenant shall indemnify Landlord in the manner elsewhere provided in this Lease from any release of hazardous materials on the Premises occurring while Tenant is in possession, or elsewhere if caused by Tenant or persons acting under Tenant.
The within covenants shall survive the expiration or earlier termination of the lease term.

              20.20 OPTION TO CONTRACT. Tenant shall have a one (1) time option to reduce the size of the Premises by approximately 693 square feet as shown on the attached Exhibit A effective November 1, 1994, by providing both a written notice of its intention to contract and a payment in the sum of EIGHTEEN THOUSAND AND NO 100 DOLLARS ($18,000.00) to Landlord on or before May 1, 1994. In addition, Tenant shall be responsible for the cost of the improvements associated with partitioning off the contraction space from the remaining Premises.

              20.21 OPTION TO EXTEND. Tenant shall have one (1) Option to Extend this Lease for a period of five (5) years at 97% of the then Fair Market Value for space in Bishop Ranch 8, but in no event less than what Tenant is paying at the end of the initial Lease term. Tenant shall provide Landlord with at least nine (9) months' prior written notice of its intention to exercise this option to Extend.

       Landlord and Tenant have executed this Lease on the date and year set forth at the beginning of this Lease.

Landlord:                          Tenant:

ALEXANDER PROPERTIES COMPANY,      LANIER WORLDWIDE, INC.
a California partnership

By:  _______________________       By:  ________________________
     Agent

                            Exhibit A, Page 1, Diagram
                            Site Plan for
                            Bishop Ranch 8, Building Q
                            3000 Executive Parkway
                            San Ramon, CA 94583

                            Exhibit A, Page 2, Diagram
                            Typical Second Floor Plan for
                            Bishop Ranch 8
                            Second Floor, Building Q
                            3000 Executive Parkway
                            Suite 240, sq. ft. 4,913

                            EXHIBIT B FOR BISHOP RANCH 8

Listed below are the Standard Material Specifications for tenant improvements at Bishop Ranch 8 along with the definition of the building shell. It is hereby agreed that Landlord shall provide, obtain and install all materials and permits required to build out LANIER WORLDWIDE, INC.'S space as drawn on the attached space plan dated 6/26/92, Page 3 Revised 7/13/92 and approved by Tenant under the Standard Material Specifications in this Exhibit B. Should the attached space plan be modified in any manner, Tenant agrees to pay for in advance any modifications as they affect the cost of Tenant's build out.

                            DEFINITION OF BUILDING SHELL

                        * All core areas, elevator lobbies and restrooms
                          complete.

                        * Main HVAC loop in place ready to receive mixing boxes
                          for zoning.

                        * Main fire sprinkler risers and grid in place ready for
                          drop down.

                        * All perimeter walls sheetrocked and ready for paint.

                        * Upper floors covered with 3 1/2 inch concrete.

                        * Electrical service to closets on floor.

                        * Telephone service/conduit to closets on floor.

                STANDARD TENANT IMPROVEMENTS - MATERIAL SPECIFICATIONS

ELECTRICAL              * Day Bright 244 light fixtures with energy conserving
                          ballasts and lamps; per Title 24 requirements.

                        * Double switching in individual offices.

                        * One duplex 110 receptacle at each work station.

                        * One telephone duct at each work station.

HVAC                    * One zone per 800 square feet.

                        * Individual pneumatic thermostats per 800 sq. ft.

FIRE                    * One 160 degree rated, Star SSP-1 concealed sprinkle
SPRINKLERS                head per 144 square feet.

PARTITIONS              * Sheetrock walls (5/8 inch) on 2 1/2 inch steel stands
AND DOORS                 with smooth finish.

                        * Solid care Heritage Oak doors (36" x 96").

                        * Aluminum door jambs.

                        * Schlage door latches or equal.

PAINT                   * Kelly Moore:  Bone White.

FIRE RATED              * Conwed:  Aurora Reveal Tile, 3/4 inch on steel grid.
CEILING GRID
AND BOARD

CARPET, TILE            * Carpet:  Design Weave - Westbridge II.
AND BASE

                        * Armstrong Imperial Modern Excelon Tile.

                        * 32 oz. nylon composition pad.

                        * 4 inch rubber top set base or equal.

 WINDOW COVERING        * Mini Blinds: Color - Alabaster.

                                     EXHIBIT D
                               RULES AND REGULATIONS

       1. No sign, placard, picture, advertisement, name or notice shall be inscribed, displayed or printed or affixed on or to any part of the outside or inside of the Building or the Premises without the written consent of Landlord first had and obtained and Landlord shall have the right to remove any such sign, placard, picture, advertisement, name or notice without notice to and at the expense of Tenant.

              All approved signs or lettering on doors shall be printed, painted, affixed or inscribed at the expense of Tenant by a person approved by Landlord.

              Tenant shall not place anything or allow anything to be placed near the glass of any window, door, partition or wall which may appear unsightly from outside the Premises; provided, however that Tenant may request Landlord to furnish and install a building standard window covering at all exterior windows at Tenant's cost.

       2. The sidewalks, halls, passages, exits, entrances, elevators and stairways shall not be obstructed by any of the Tenants or used by them for any purpose other than for ingress to an egress from their respective Premises. The halls, passages, exits, entrances, elevators, stairways, balconies and roof are not for the use of the general public and the Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence in the judgment of the Landlord shall be prejudicial to the safety, character, reputation and interests of the Building and its Tenants, provided that nothing herein contained shall be construed to prevent such access to persons with whom the Tenants normally deals in the ordinary course of Tenant's business unless such persons are engaged in illegal activities. No Tenant and no employees or invitees of any Tenant shall go upon the roof of the Building.

       3. Tenant shall not alter any lock or install any new or additional locks or any bolts on any door of the Premises without the written consent of Landlord.

       4. The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the Tenant who, or whose employees or invitees shall have caused it.

       5. Tenant shall not overload the floor of the Premises or mark, drive nails, screw or drill into the partitions, woodwork or plaster or in any way deface the Premises or any part thereof. No boring, cutting or stringing of wires or laying of linoleum or other similar floor coverings shall be permitted except with the prior written consent of the Landlord and as the Landlord may direct.

       6. No furniture, freight or equipment of any kind shall be brought into the Building without the consent of Landlord and all moving of the same into or out of the Building shall be done at such time and in such manner as Landlord shall designate. Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy equipment brought into the Building and also the times and manner of moving the same in and out of the Building. Safes or other heavy objects shall, if considered necessary by Landlord, stand on wood strips of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property from any cause and all damage done to the Building by moving or maintaining any such safe or other property shall be repaired at the expense of Tenant. There shall not be used in any space, or in the public halls of the Building, either by any Tenant or others, any hand trucks except those equipped with rubber tires and side guards.

       7. Tenant shall not employ any person or persons other than the janitor of Landlord for the purpose of cleaning the Premises unless otherwise agreed to by Landlord. Except with the written consent of Landlord, no person or persons other than those approved by Landlord shall be permitted to enter the Building for the purpose of cleaning the same. Tenant shall not cause any unnecessary labor by reason of Tenant's carelessness or indifference in the preservation of good order and cleanliness. Landlord shall in no way be responsible to any Tenant for any loss of property on the Premises, however occurring, or for any damage done to the effects of any Tenant by the janitor or any other employee or any other person. Janitor service shall include ordinary dusting and cleaning by the janitor assigned to such work and shall not include cleaning of carpets or rugs, except normal vacuuming, or moving of furniture and other special services. Janitor service will not be furnished on nights when rooms are occupied after 9:30 p.m. Window cleaning shall be done only by Landlord, and only between 6:00 a.m. and 5:00 p.m.

       8. Tenant shall not use, keep or permit to be used or kept any food or noxious gas or substance in the Premises, or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to the Landlord or other occupants of the Building by reason of noise, odors and/or vibrations, or interfere in any way with other tenants of those having business therein, nor shall any animals or birds be brought in or kept in or about the Premises or the Building. No Tenant shall make or permit to be made any unseemly or disturbing noises or disturb or interfere with occupants of this or neighboring Buildings or premises or those having business with them whether by the use of any musical instrument, radio, phonograph, unusual noise, or in any other way.

       9. The Premises shall not be used for manufacturing or for the storage of merchandise except as such storage may be incidental to the use of the Premises for general office purposes. No Tenant shall occupy or permit any portion of his Premises to be occupied for the manufacture or sale of liquor, narcotics, or tobacco in any form. The Premises shall not be used for lodging or sleeping or for any illegal purposes.

       10. Tenant shall not use or keep in the Premises or the Building any kerosene, gasoline or inflammable or combustible fluid or material, or use any method of heating or air conditioning other than that supplied by Landlord.

       11. Landlord will direct electricians as to where and how telephone and telegraph wires are to be introduced. No boring or cutting for wires will be allowed without the consent of Landlord. The location of telephones, call boxes and other office equipment affixed to the Premises shall be subject to the approval of Landlord.

       12. No Tenant shall lay linoleum, tile, carpet or other similar floor covering so that the same shall be affixed to the floor of the Premises in any manner except as approved by the Landlord. The expense of repairing any damage resulting from a violation of this rule or removal of any floor covering shall be borne by the Tenant by whom, or by whose contractors employees or invitees, the damage shall have been caused.

       13. No furniture, packages, supplies, equipment or merchandise will be received in the Building or carried up or down in the elevators, except between such hours and in such elevators as shall be designated by Landlord.

       14. On Sundays, legal holidays and on Saturday commencing at 12:00 noon and on other days between the hours of 7:00 p.m. and 7:00 a.m. the following day, access to the Building or to the halls, corridors, elevators, or stairways in the Building, or to the Premises may be refused unless the person seeking access is known to the person or employee of the Building in charge and has a pass or is properly identified. The Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In case of invasion, mob, riot, public excitement, or other commotion, the Landlord reserves the right to prevent access to the Building during the continuance of the same by closing the doors or otherwise, for the safety of the Tenants and protection of property in the Building and the Building. Landlord reserves the right to close and keep locked all entrance and exit doors of the Building on Sundays, legal holidays, and on Saturdays commencing at 12:00 noon and on other days between the hours of 7:00 p.m. and 7:00 a.m. and during such further hours as Landlord may deem advisable for the adequate protection of said Building and the property of its Tenants.

       15. Tenant shall see that the doors of the Premises are closed and securely locked before leaving the Building and must observe strict care and caution that all water faucets or water apparatus are entirely shut off before Tenant or Tenant's employees leave the Building, and that all electricity shall likewise be carefully shut off, so as to prevent waste or damage and for any default or carelessness Tenant shall make good all injuries sustained by other tenants or occupants of the Building or Tenant.

       16. Landlord reserves the right to exclude or expel from the Building any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of the rules and regulations of the Building.

       17. The requirements of Tenant will be attended to only upon application at the Office of the Building. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from the Landlord, and no employee will admit any person (Tenant or otherwise) to any office without specific instructions from the Landlord.

       18. No vending machine or machines of any description shall be installed, maintained or operated upon the Premises without the written consent of the Landlord.

       19. Tenant agrees that it shall comply with all fire and security regulations that may be issued from time-to-time by Landlord and Tenant also shall provide Landlord with the name of a designated responsible employee to represent Tenant in all matters pertaining to such fire or security regulations.

       20. Landlord reserves the right by written notice to Tenant, to rescind, alter or waive any rule or regulation at any time prescribed for the Building when, in Landlord's judgment, it is necessary, desirable or proper for the best interest of the Building and its Tenants.

       21. Tenants shall not disturb, solicit, or canvass any occupant of the Building and shall cooperate to prevent same.

       22. Without the written consent of Landlord, Tenant shall not use the name of the Building in connection with or in promoting or advertising the business of Tenant except as Tenant's address.

       23. Landlord shall furnish heating and air conditioning during the hours of 7:00 a.m. and 7:00 p.m. Monday through Friday, except for holidays. In the event Tenant requires heating and air conditioning during off hours, Saturdays, Sundays or holidays, Landlord shall on notice provide such services at the rate established by Landlord from time-to-time. Landlord shall have the right to control and operate the public portions of the Building and the public facilities, and heating and air conditioning, as well as facilities furnished for the common use of the Tenants, in such manner as it deems best for the benefit of the Tenants generally.

ACKNOWLEDGED AND ACCEPTED:

Landlord:                           Tenant:

By:                                 By:
     ---------------------------          ---------------------------

Date:                               Date:
     ---------------------------          ---------------------------

                                     EXHIBIT E

                             JANITORIAL SPECIFICATIONS

The following specific janitorial services will be provided in accordance with provisions of Paragraph 7.1, Landlord's Obligations:

OFFICE AREAS  (DAILY)

1. Empty all wastebaskets and disposal cans, if liners used, replace as necessary.
2.     Spot dust desks, chairs, file cabinets, counters and furniture.
3.     Spot vacuum all carpets and walk-off mats; spot as necessary.
4.     Sweep all hard surface floors with treated dust mop.

OFFICE AREAS  (WEEKLY)

1.     Vacuum carpets completely, including around base boards, etc.
2.     Perform low dusting of furniture.
3.     Dust window sills and ledges.

OFFICE AREAS  (QUARTERLY)

1.     Perform all high dusting of doors, sashes, moldings, etc.
2.     Dust venetian blinds as needed.

OFFICE AREA CORRIDORS AND LOBBIES  (DAILY SERVICE)

1.     Vacuum carpets and dust mop any hard floors.
2.     Spot clean carpets of all spillage.
3.     Clean all thresholds.

OFFICE AREA CORRIDORS AND LOBBIES  (WEEKLY)

1.     Perform all high dusting of doors, sashes, moldings, etc.
2.     Vacuum and clean all ceiling vents.
3.     Polish any metal railings, placards, etc.

STAIRWAYS  (DAILY)

1.     Sweep all hard surface steps.
2.     Dust banisters.

STAIRWAYS  (WEEKLY)

1.     Sweep all hard surfaces.
2.     Spot mop all spills as needed.

RESTROOMS COMMON AREA  (DAILY SERVICE)

1.     Empty all waste containers and replace liners as needed.
2.     Clean all metal, mirrors, and fixtures.
3.     Sinks, toilet bowls and urinals are to be kept free of scale.
4.     Clean all lavatory fixtures using disinfectant cleaners.
5.     Wash and disinfect underside and tops of toilet seats.
6.     Wipe down walls around urinals.
7.     Refill soap, towel, and tissue dispensers.
8.     Wet mop tile floors with disinfectant solution.
9.     Refill sanitary napkin machines as necessary.

RESTROOMS COMMON AREA  (WEEKLY)

1.     Perform high dusting and vacuum vents.
2. Use germicidal solution in urinal traps, lavatory traps, and floor drains.

RESTROOMS COMMON AREA  (MONTHLY)

1.     Scrub floors with power machine.
2.     Wash down all ceramic tile and toilet compartments.

ELEVATORS (DAILY)

1.     Vacuum floors.
2.     Clean thresholds.
3.     Spot walls and polish surfaces.

GENERAL

All glass entry doors to offices, corridors, or lunch rooms are to be cleaned as necessary.

                                    EXHIBIT "B"
                               SECOND LEASE ADDENDUM

       THIS SECOND LEASE ADDENDUM IS MADE AND ENTERED INTO THIS 12th DAY OF August, 1997, BY AND BETWEEN ALEXANDER PROPERTIES COMPANY, A CALIFORNIA PARTNERSHIP (HEREINAFTER REFERRED TO AS "LANDLORD") AND LANIER WORLDWIDE, INC. (HEREINAFTER REFERRED TO AS "TENANT").

       IT IS AGREED BETWEEN LANDLORD AND TENANT TO MODIFY THE LEASE DATED AUGUST 31, 1992, AND FIRST LEASE ADDENDUM DATED JULY 26, 1993 (HEREINAFTER REFERRED TO AS "LEASE") IN THE FOLLOWING MANNER:

Section 1.    PREMISES

The following Subsection 1.2 WORK OF IMPROVEMENT is hereby amended as follows:

       Subsection 1.2       REFURBISHMENT ALLOWANCE.  Landlord shall provide
Tenant with a Refurbishment Allowance (credit) equal to $7.00 PER USABLE SQUARE FOOT OR $36,715.00, to be applied towards suite refurbishment costs (i.e. carpet, paint). Such allowance (credit) shall be available to Tenant through the 36th month of the Extended Lease Term. After the 36th month of the Extended Lease Term any remaining credit shall be waived by Tenant.

Section 2.    TERM

       Subsection 2.1       TERM.  The expiration date of the term of this Lease
is hereby extended from OCTOBER 31, 1997 to OCTOBER 31, 2002 ("EXTENDED LEASE TERM").

Section 3.    RENT

       Subsection 3.1       RENT.  The Base Rent shall hereby increase from TEN
THOUSAND FIFTY-TWO AND 90/100 DOLLARS ($10,052.90) per month to TWELVE THOUSAND ONE HUNDRED TWENTY-NINE AND 17/100 DOLLARS ($12,129.17) per month effective NOVEMBER 1, 1997 (hereinafter the "EFFECTIVE DATE").

Section 5.    TAX AND BUILDING OPERATING COST INCREASES

       Subsection 5.2       TENANT'S SHARE.  On the EFFECTIVE DATE the Expense
Stop shall be increased from $6.53 per rentable square foot per annum to $7.75 per rentable square foot per annum.

Section 20.   MISCELLANEOUS

       Subsection 20.20     OPTION TO CONTRACT.  This Subsection is hereby
amended as follows: Tenant shall have a one (1) time Option to Contract the size of the Premises by approximately 769 RENTABLE SQUARE FEET as shown on the attached EXHIBIT A-3 effective JUNE 1, 1998, by providing Landlord with six (6) months' prior written notice of Tenant's intention to exercise such Option to Contract.

       The following Subsection 20.21 is hereby added:

       Subsection 20.21     OPTION TO TERMINATE EARLY.  Landlord hereby grants
to Tenant a one (1) time Option to Terminate the Lease effective the first day of the 37th month of the Extended Lease Term. In order to exercise said Option to Terminate, Tenant shall provide Landlord with not less than nine (9) months' prior written notice of its intention to exercise said Option to Terminate and pay Landlord a Termination Fee equal to SEVENTY-FIVE THOUSAND AND NO/100 DOLLARS ($75,000.00). Said Termination Fee of $75,000.00 shall be due and payable to Landlord on the date Tenant provides Landlord with its written notice to Terminate.

       With the exception of the modifications set out above, all other terms, covenants and agreements of the Lease shall remain in full force and effect.

LANDLORD:                                  TENANT:

ALEXANDER PROPERTIES COMPANY,              LANIER WORLDWIDE, INC.
A CALIFORNIA PARTNERSHIP

By:    [signature]                         By:    [A.P. Hermann]
       ------------------------------             ----------------------------
Title: CFO                                 Title: Vice President, Finance
       ------------------------------             ----------------------------
Date:  8/19/97                             Date:  August 12, 1997
       ------------------------------             ----------------------------
                                           Regarding:

                                           Bishop Ranch 8, Building Q
                                           3000 Executive Parkway
                                           Suite 240
                                           San Ramon, CA  94583

                             Exhibit A-3, Diagram
                             Typical Second Floor Plan
                             Bishop Ranch 8, Bldg Q
                             3000 Executive Parkway, Suite 240

                             Option to Contract
                             Approx. 769 rsf

                                FIRST LEASE ADDENDUM

       THIS FIRST LEASE ADDENDUM IS MADE AND ENTERED INTO THIS 26th DAY OF July, 1993, BY AND BETWEEN ALEXANDER PROPERTIES COMPANY, A CALIFORNIA PARTNERSHIP (HEREINAFTER REFERRED TO AS "LANDLORD") AND LANIER WORLDWIDE, INC. (HEREINAFTER REFERRED TO AS "TENANT").

       IT IS AGREED BETWEEN LANDLORD AND TENANT TO MODIFY THE LEASE DATED AUGUST 31, 1992, (HEREINAFTER REFERRED TO AS "LEASE"). THE MODIFICATIONS UNDER THIS ADDENDUM, EFFECTIVE JANUARY 1, 1993, ARE AS FOLLOWS:

Section 1.    PREMISES

       Subsection 1.1       DESCRIPTION.  The square footage of the Existing
Premises is hereby amended from 4,913 usable square feet to 5,453 rentable square feet. In addition, the size of the Premises is hereby increased by 369 rentable square feet (hereinafter referred to as the "Expansion Space") for a new total of 5,822 rentable square feet as shown on the attached Exhibit A, effective upon the occupancy of the Expansion Space as evidenced by the execution of Exhibit G attached (hereinafter referred to as the "Effective Date").

       Subsection 1.2       WORK OF IMPROVEMENT.  Landlord agrees to provide the
improvements to the Expansion Space as shown on the attached Exhibit C dated JUNE 23, 1993. Any changes to the plan which affect the cost of the work shall be paid by Tenant to Landlord promptly after incurred.

Section 3.    RENT

       Subsection 3.1       BASE RENT.  The base rent shall be increased from
EIGHT THOUSAND ONE HUNDRED EIGHTY-EIGHT AND 33/100 DOLLARS ($8,188.33) to EIGHT THOUSAND SEVEN HUNDRED FORTY-TWO AND 43/100 DOLLARS ($8,742.43) effective on the Effective Date.

       Subsection 3.2       ADJUSTMENTS TO BASE RENT.  The base rent adjustments
are hereby amended as follows: The base rent shall be adjusted from $18.02 per rentable square foot per year to $19.3692 per rentable square foot per year effective at the beginning of the 13th month of the Lease term, and from $19.3692 per rentable square foot per year to $20.2701 per rentable square foot per year at the beginning of the 25th month of the Lease term, and from $20.2701 per rentable square foot per year to $20.7205 per rentable square foot per year at the beginning of the 37th month of the Lease term.

Section 5.    TAX AND BUILDING OPERATING COST INCREASES

       Subsection 5.2       TENANT'S SHARE.  Tenant's Share is hereby restated
and amended as follows: In the event the Building Operating Costs incurred by Landlord during any calendar year following the Base Year shall exceed the Building Operating Costs "expense stop" of $6.53 per rentable square foot of the Premises, Tenant shall pay to Landlord the amount of such excess. Tenant's share of Building Operating Costs shall be computed based upon a rentable area of the Building of 210,526 square feet and a rentable area of the Premises of 5,822 square feet for a percentage of 2.77% effective on the Effective Date.

Section 20.   MISCELLANEOUS

       Subsection 20.20     OPTION TO CONTRACT.  The square footage is hereby
amended from 693 square feet to 769 rentable square feet.

       With the exception of the modifications set out above, all other terms, covenants and agreements of the Lease shall remain in full force and effect.

LANDLORD                                TENANT

ALEXANDER PROPERTIES COMPANY,           LANIER WORLDWIDE, INC.
A CALIFORNIA PARTNERSHIP

By:    [signature]                      By:    [signature]
       --------------------------              -------------------------
                                               Albert P. Hermann

Title: Gen. Mgr.                        Title: Vice President, Finance
       --------------------------              -------------------------
Date:  July 26, 1993                    Date:  July 19, 1993
       --------------------------              -------------------------

                                        Regarding:

                                        Bishop Ranch 8, Building Q
                                        3000 Executive Parkway, Suite 240
                                        San Ramon, CA  94583

                                     EXHIBIT G
                        COMMENCEMENT OF FIRST LEASE ADDENDUM


It is hereby agreed to that as of August 18, 1993, the EXPANSION SPACE located at 3000 EXECUTIVE PARKWAY, SUITE 240, described in the FIRST Lease Addendum dated July 26, 1993, by and between ALEXANDER PROPERTIES COMPANY as Landlord and LANIER WORLDWIDE, INC. as Tenant, were occupied by Tenant and that said FIRST Lease Addendum is in full force and effect.

ACKNOWLEDGED AND ACCEPTED:

Landlord:                            Tenant:

By:    [signature]                   By:    [signature]
       -----------------------              -----------------------
Date:  8/18/93                       Date:  8-18-93
       -----------------------              -----------------------